EXHIBIT 10.45

FIRST AMENDMENT

to

REINSURANCE POOLING AGREEMENT

AMENDED AND RESTATED

as of JANUARY 1, 2011

This First Amendment (the “First Amendment”) to the Reinsurance Pooling Agreement Amended and Restated as of January 1, 2011 (the “2011 Pooling Agreement”) is made as of December 31, 2011, by and among State Automobile Mutual Insurance Company (“State Auto Mutual”), State Auto Property & Casualty Insurance Company (“State Auto P&C”), Milbank Insurance Company (“Milbank”), State Auto Insurance Company of Wisconsin (“SA WI”), Farmers Casualty Insurance Company (“Farmers Casualty”), State Auto Insurance Company of Ohio (“SA OH”), State Auto Florida Insurance Company (“SA FL”), Meridian Security Insurance Company (“Meridian Security”), Meridian Citizens Mutual Insurance Company (“Meridian Citizens Mutual”), Patrons Mutual Insurance Company of Connecticut (“Patrons”), Litchfield Mutual Fire Insurance Company (“Litchfield”), Beacon National Insurance Company (“Beacon”), Rockhill Insurance Company (“RIC”), Plaza Insurance Company (“PIC”), American Compensation Insurance Company (“ACIC”), and Bloomington Compensation Insurance Company (“BCIC”) (collectively, the “Pooled Companies”). This First Amendment shall be effective and operative as set forth below in Section 6 of this First Amendment.

Background Information

With this First Amendment, the parties hereto intend to amend the 2011 Pooling Agreement to revise the overall pooling percentages allocated to State Auto Mutual and its insurer subsidiaries and affiliates (currently 20%) and to State Auto Financial Corporation’s insurer subsidiaries (currently 80%) and to change the pooling percentage of certain of these insurers, namely SA OH, Farmers Casualty, Milbank, State Auto P&C and State Auto Mutual. Furthermore, with this First Amendment, the parties hereto intend to amend the 2011 Pooling Agreement to now include in the pool applicable balance sheet accounts reflected through page 11 (Underwriting and Investment Exhibit, Part 3 - Expenses) of the parties’ NAIC annual convention blanks as of the Effective Date (as defined below) of this First Amendment. In response to a recommendation from the appropriate Independent Committee, the Boards of Directors of all the Pooled Companies have approved this First Amendment.

Statement of Agreement

In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the Pooled Companies agree to amend the 2011 Pooling Agreement as follows:

1.	Capitalized terms used in this First Amendment (including the Background Information) which are not otherwise defined herein shall have the meanings ascribed such terms in the 2011 Pooling Agreement.

2.	Paragraph (c) of Section 1 of the 2011 Pooling Agreement is hereby deleted in its entirety and replaced by the following:

(c)	“Respective Percentage” shall be:

As to SA OH	0.0%
As to Farmers Casualty	0.0%
As to SA WI	0.0%
As to Milbank	14.0%
As to State Auto P&C	51.0%
As to State Auto Mutual	34.0%
As to SA FL	0.0%
As to Meridian Security	0.0%
As to Meridian Citizens Mutual	0.5%
As to Beacon	0.0%
As to Patrons	0.4%
As to Litchfield	0.1%
As to RIC	0.0%
As to PIC	0.0%
As to ACIC	0.0%
As to BCIC	0.0%

3.

The following is hereby added as the new penultimate sentence of Section 2. paragraphs (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n) and (o): “The foregoing notwithstanding, it is understood and agreed that all balance sheet accounts as reflected through page 11 (Underwriting and Investment Exhibit, Part 3 - Expenses) of the parties’ NAIC annual convention blanks are included under the definition of “Net Liabilities” as of the Effective Date of this First Amendment.”

4.

The following is hereby added to Section 4 as the new last sentence of the second paragraph under (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n) and (o): “The foregoing notwithstanding, it is understood and agreed that all balance sheet accounts as reflected through page 11 (Underwriting and Investment Exhibit, Part 3 - Expenses) of the parties’ NAIC annual convention blanks are included under the definition of “Net Liabilities” as of the Effective Date of this First Amendment.”

5.	Paragraph (q) of Section 9 of the 2011 Pooling Agreement is hereby deleted in its entirety and replaced by the following:

“(q) The parties hereto shall, after the close of business on December 31, 2011, participate on the basis of 34.0% for State Auto Mutual, 51.0% for State Auto P&C, 14.0% for Milbank, 0.0% for SA WI, 0.0% for Farmers Casualty, 0.0% for SA OH, 0.0% for SA FL, 0.0% for Meridian Security, 0.5% for Meridian Citizens Mutual, 0.0% for Beacon, 0.4% for Patrons, 0.1% for Litchfield, 0.0% for RIC, 0.0% for PIC, 0.0% for ACIC and 0.0% for BCIC in all of the underwriting operations of each of the parties hereto, except as otherwise expressly excluded herein.”

6.

This First Amendment shall be effective on December 31, 2011 after the close of business (the “Effective Date”). Notwithstanding the foregoing, this First Amendment shall only become operative when this First Amendment has been approved, or deemed approved, by any insurance regulator with jurisdiction over any of the Pooled Companies. If this First Amendment is not approved as indicated, this First Amendment shall be deemed null and void and shall not become operative to amend the 2011 Pooling Agreement in any manner whatsoever.

7.

This document is an amendment to the 2011 Pooling Agreement. In the event of any inconsistencies between the provisions of the 2011 Pooling Agreement and this First Amendment, the provisions of this First Amendment shall control. Except as expressly amended hereby, the 2011 Pooling Agreement shall continue in full force and effect without change for the balance of the term thereof.

IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment.

State Automobile Mutual Insurance Company

State Auto Property & Casualty Insurance Company

Milbank Insurance Company

State Auto Insurance Company of Wisconsin

Farmers Casualty Insurance Company

State Auto Insurance Company of Ohio

State Auto Florida Insurance Company

Meridian Security Insurance Company

Meridian Citizens Mutual Insurance Company

Beacon National Insurance Company

Patrons Mutual Insurance Company of Connecticut

Litchfield Mutual Fire Insurance Company

Rockhill Insurance Company

Plaza Insurance Company

American Compensation Insurance Company

Bloomington Compensation Insurance Company

Attest

/s/ James A. Yano	By	/s/ Steven E. English
James A. Yano, Secretary		Steven E. English, Vice President or Director

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